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                                                                    Exhibit 99.1


aaiPharma
2320 SCIENTIFIC PARK DRIVE                                                  News
WILMINGTON NC 28405                                                      Release

Nasdaq: AAII

         CONTACTS:
         AAIPHARMA INC.                      MORGEN-WALKE ASSOCIATES
         Andrea Johnston                     Investors: Lanie Fladell
         Jon Gavigan                         Media: Dan Budwick
         910-254-7000                        212-850-5600


FOR IMMEDIATE RELEASE

AAIPHARMA SIGNS AGREEMENT TO ACQUIRE DARVON(R) AND DARVOCET N(R) PAIN FRANCHISE
                           FROM ELI LILLY AND COMPANY


WILMINGTON, NORTH CAROLINA (MARCH 7, 2002) - aaiPharma Inc. (Nasdaq: AAII) announced today that its NeoSan Pharmaceuticals business unit has entered into an agreement to purchase the United States rights to the Darvon(R) (propoxyphene hydrochloride) and Darvocet N(R) (propoxyphene napsylate with acetaminophen) family of pain products from Eli Lilly and Company (NYSE: LLY).

Under the terms of the agreement, NeoSan will acquire the product line for $211.4 million plus other considerations. The purchase price is subject to potential reductions based on initial product sales performance. The Darvon(R) and Darvocet N(R) franchise will be the brand platform for aaiPharma's pipeline of pain management products.

"Upon closing we expect this acquisition to add immediately to our earnings, and we will provide updated guidance once the deal is complete," said Frederick D. Sancilio, Ph.D., Chairman and CEO of aaiPharma. "We are well-advanced in obtaining financing through permanent debt facilities."

The completion of this transaction is awaiting clearance of aaiPharma's recent filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by the Federal Trade Commission and the Department of Justice as well as the conclusion of permanent financing.

"When completed, this acquisition will take aaiPharma another step forward in its quest to build a robust and exciting portfolio of brands with established safety and efficacy records," according to Dr. Philip S. Tabbiner, President and COO of aaiPharma. "As with the other products in our portfolio, we are poised to utilize our proven scientific expertise to revitalize and grow these products, thereby maximizing their value for physicians and patients."


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The Darvon(R) and Darvocet N(R) family of pain products are indicated for mild to moderate pain, a specialty market segment that continues to experience solid growth in the U.S.

David M. Hurley, President of NeoSan Pharmaceuticals, commented, "In addition to the pain management products in our development pipeline, Darvon(R) and Darvocet N(R) represent tremendous immediate entry vehicles for NeoSan into the pain management marketplace. We are ready to expand our sales and marketing operations to drive and grow these brands. We also plan to broaden our R&D programs to rapidly develop line extensions to better handle unmet patient needs."

In conjunction with this release, the Company will host a conference call that will be broadcast live over the internet on tomorrow, March 8 at 8:30 a.m. Eastern Standard Time. The broadcast will be hosted on the Company's website located at www.aaipharma.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the internet broadcast.

ABOUT AAIPHARMA
aaiPharma is a science-based specialty pharmaceutical company, uniquely positioned to leverage its long-term businesses and partnerships with major pharmaceutical companies into new product opportunities. Using its proprietary drug delivery technologies as well as its expertise in chemistry, the Company offers a capability to focus on the development, enhancement, and commercialization of mature and branded pharmaceutical products. Focusing on targeted therapeutic areas, the Company applies innovative technologies to increase the commercial potential of products with proven efficacy and safety histories. NeoSan Pharmaceuticals is the commercialization unit of aaiPharma that acquires, enhances, and markets branded drugs using the Company's proprietary product life cycle management expertise. For more information on aaiPharma, please visit www.aaipharma.com.

FORWARD-LOOKING STATEMENTS
Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including the statements pertaining to future product improvements, plans to use the Darvon(R) and Darvocet N(R) franchise as a brand platform for the Company's pain management products, products in our pipeline, plans to expand our sales, marketing and R&D programs, and collaborative work among the Company's business units. These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to aaiPharma's or its individual business units' ability to successfully find, acquire, develop, improve, enhance the safety or efficacy of, and sell, on a commercially profitable basis, pharmaceutical products without adversely affecting its fee-for-service client relationships or business opportunities. Additional factors that may cause the actual results to differ materially are discussed in aaiPharma's recent filings with the Securities and Exchange Commission, including, but not limited to, its registration statement, as amended, its Annual Report on Form 10-K filed with the SEC on April 2, 2001, its Quarterly Reports on Form 10-Q filed with the SEC on November 13, 2001, including the exhibits thereof, its Form 8-Ks and its other periodic filings.

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